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As filed with the United States Securities and Exchange Commission on April 17, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement Under the Securities Act of 1933

CIMAREX ENERGY CO.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-0466694 (I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
(303) 295-3995
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
(303) 295-3995
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Thomas A. Richardson Charles D. Maguire, Jr. Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 (303) 861-7000	Stephan J. Feder Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☒ 333-142016

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Senior Notes due 2017	$50,000,000(1)	$1,535(2)

Subsidiary Guarantees	(3)	(3)

(1)
The registrant previously registered an aggregate principal amount of $300,000,000 of Senior Notes due 2017 on the Registration Statement on Form S-3 (File No. 333-142016). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-142016) is hereby registered.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate principal amount of $300,000,000 of Senior Notes due 2017 on the Registration Statement on Form S-3 (File No. 333-142016), for which a filing fee of $9,210 was previously paid.

(3)
In accordance with Rule 457(n), no separate fee is payable with respect to the Subsidiary Guarantees.

*
Includes certain subsidiaries of Cimarex Energy Co. identified on the following page.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantors as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Brock Gas Systems & Equipment, Inc.	Texas	84-1438790
Cimarex California Pipeline LLC	Colorado	20-8785697
Cimarex Energy Co. of Colorado	Texas	75-1074365
Cimarex Texas LLC	Colorado	20-2424750
Cimarex Texas L.P.	Texas	20-2424688
Columbus Energy Corp.	Colorado	84-0891713
Columbus Energy L.P.	Texas	84-1473120
Columbus Gas Services, Inc.	Delaware	84-0396094
Columbus Texas, Inc.	Nevada	84-1472414
Conmag Energy Corporation	Texas	20-8596953
Hunter Gas Gathering, Inc.	Texas	73-1222501
Key Production Company, Inc.	Delaware	84-1089744
Key Production Texas L.P.	Texas	20-2424799
Key Texas LLC	Colorado	20-2424839
Magnum Hunter Production, Inc.	Texas	75-2589131
Oklahoma Gas Processing, Inc.	Delaware	73-1566476
PEC (Delaware), Inc.	Delaware	73-1567808
Pintail Energy, Inc.	Delaware	01-0615093
Prize Energy Resources, L.P.	Delaware	73-1565425
Prize Operating Company	Delaware	73-1565426
Trapmar Properties, Inc.	Texas	75-1896997

(1)
The address for each registrant guarantor is 1700 Lincoln Street, Suite 1800, Denver, Colorado 80203-4518, telephone (303) 295-3995.

Explanatory note

        We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of debt securities contemplated by the automatic shelf registration statement on Form S-3 (File No. 333-142016) (the "Prior Registration Statement"), originally filed by us on April 11, 2007, and is being filed for the sole purpose of increasing the maximum aggregate offering price of our Senior Notes due 2017 to be registered by $50,000,000. The information set forth in the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated therein by reference, is incorporated by reference herein.

        The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Holme Roberts & Owen LLP relating to the validity of the securities being registered.
23.1	Consent of KPMG LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
23.4	Consent of Ryder Scott Company, LP.
23.5	Consent of DeGolyer and MacNaughton.
24.1	Power of Attorney (previously filed with the Commission in connection with the Registration Statement on Form S-3 (File No. 333-142016) filed on April 11, 2007 and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on April 17, 2007.

CIMAREX ENERGY CO.
By:	* F.H. Merelli Chairman, President and Chief Executive Officer

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* F.H. Merelli	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 17, 2007
/s/ PAUL KORUS Paul Korus	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 17, 2007
* James H. Shonsey	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 17, 2007
* Jerry Box	Director	April 17, 2007
* Glenn A. Cox	Director	April 17, 2007
* Cortlandt S. Dietler	Director	April 17, 2007
* Hans Helmerich	Director	April 17, 2007

* David A. Hentschel	Director	April 17, 2007
* Paul D. Holleman	Director	April 17, 2007
* Monroe W. Robertson	Director	April 17, 2007
* L. Paul Teague	Director	April 17, 2007
*By:	/s/ PAUL KORUS Paul Korus, attorney-in fact

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant guarantor certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 17, 2007.

BROCK GAS SYSTEMS & EQUIPMENT, INC.
CIMAREX ENERGY CO. OF COLORADO
COLUMBUS ENERGY CORP.
COLUMBUS GAS SERVICES, INC.
COLUMBUS TEXAS, INC.
CONMAG ENERGY CORPORATION
HUNTER GAS GATHERING, INC.
KEY PRODUCTION COMPANY, INC.
MAGNUM HUNTER PRODUCTION, INC.
OKLAHOMA GAS PROCESSING, INC.
PEC (DELAWARE), INC.
PINTAIL ENERGY, INC.
PRIZE OPERATING COMPANY
TRAPMAR PROPERTIES, INC.
* F. H. Merelli Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ PAUL KORUS Paul Korus Vice President, Chief Financial Officer and Treasurer and Director (Principal Financial Officer)
* James H. Shonsey Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
CIMAREX CALIFORNIA PIPELINE LLC
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Cimarex Energy Co., in its capacity as the sole member and manager of Cimarex California Pipeline LLC

CIMAREX TEXAS LLC
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Cimarex Energy Co., in its capacity as the sole member and manager of Cimarex Texas LLC
CIMAREX TEXAS L.P.
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Cimarex Energy Co., in its capacity as the general partner of Cimarex Texas L.P.
COLUMBUS ENERGY L.P.
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Columbus Energy Corp., in its capacity as the general partner of Columbus Energy L.P.
KEY PRODUCTION TEXAS L.P.
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Key Production Company, Inc., in its capacity as the general partner of Key Production Texas L.P.
KEY TEXAS LLC
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Key Production Company, Inc., in its capacity as the sole member and manager of Key Texas LLC

PRIZE ENERGY RESOURCES, L.P.
/s/ PAUL KORUS Paul Korus Chief Financial Officer, Prize Operating Company, in its capacity as the general partner of Prize Energy Resources, L.P.
*By:	/s/ PAUL KORUS Paul Korus, attorney-in fact

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TABLE OF ADDITIONAL REGISTRANT GUARANTORS
Explanatory note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits
SIGNATURES